JOINT STRATEGIC ALLIANCE AND SECURITIES PURCHASE AGREEMENT

THIS JOINT STRATEGIC ALLIANCE AND SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 15, 2008, is made and entered into by and between American Oriental Bioengineering Inc., a corporation organized under the laws of the State of Nevada (“AOBO” or the “Investor”), and China Aoxing Pharmaceutical Company, Inc., a corporation organized under the laws of the State of Florida (“CAXG” or the “Issuer”).

WHEREAS, the Investor is a publicly traded corporation listed on the New York Stock Exchange under the ticker symbol of “AOB” and is a leading marketer, distributor and manufacturer of pharmaceutical and healthcare products in China; and

WHEREAS, the Issuer is a publicly traded corporation quoted on the OTC Bulletin Board under the ticker symbol of “CAXG” and is a China-based pharmaceutical company specializing in research, development, manufacturing and distribution of narcotic and pain management products; and

WHEREAS, the Investor and the Issuer seek to enter into a strategic alliance with respect to the narcotic drug and pain medicine business (“Strategic Alliance”); and

WHEREAS, the Investor desires to purchase and the Issuer desires to sell, upon the terms and subject to the conditions set forth in this Agreement, thirty million (30,000,000) shares of CAXG’s newly issued but unregistered common stock, $.001 par value (“Common Stock”), for a total of eighteen million U.S. dollars ($18,000,000) at a purchase price of $0.60 per share (the “Shares”); and

WHEREAS, Issuer and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the net proceeds of the sale of the Shares shall be used for Issuer’s acquisition of Shijiazhuang Lerentang Pharmaceutical Company Limited (“LRT”), a pharmaceutical company organized under the People’s Republic of China, new product development, marketing existing products, and for other working capital requirements; and

WHEREAS, following the Closing, certain of the stockholders of CAXG (“Escrowing Stockholders”) will place in escrow an aggregate of 3,000,000 shares of CAXG Common Stock owned by them, accompanied by stock powers duly endorsed in blank, with such shares to be delivered to Investor in the event that Issuer does not to satisfy certain financial milestones, to be agreed to by Issuer and Investor.

NOW THEREFORE, the Investor, Issuer and Escrowing Stockholders hereto do each hereby agree as follows:

1.

Strategic Alliance.

a.

Duties and Participation.  Issuer and Investor agree to enter into the Strategic Alliance with respect to the development, of the Oxycodone, Tilidine, Buprenorphine/Naloxone, Tilidine/Naloxone and Pholcodine programs (collectively, the “Products”), with the allocation of duties and participation of each of Issuer and Investor as follows:

(i)

CAXG shall be wholly responsible, financial and otherwise, for all clinical programs with respect to the Products and all required registrations.  CAXG shall pursue such activities in a timely fashion.

(ii)

CAXG shall be wholly responsible for all research and development expenditures in connection with the Products.

(iii)

Investor and CAXG will collaborate on sales and marketing activities with respect to the Products.

b.

Joint Committee.  Investor and CAXG agree to form a joint committee that will have full authority with respect to research and development activities (including new chemical drug discovery, formulation, drug delivery and pre-clinical and clinical activities), product licensing and product branding with respect to the Products, or otherwise.

2.

Authorization and Purchase and Sale of Shares; Purchase of  Shares; Certain Definitions; and Covenants of the Parties.

a.

Authorization of Shares.  The Issuer has authorized the issue and sale of the Shares to Investor.

b.

Purchase of Shares.  Subject to the terms and conditions of this Agreement on the date of closing of this Agreement (hereinafter, the “Closing”), the Issuer agrees to sell to Investor, and the Investor agrees to purchase from Issuer the Shares at a purchase price of $0.60 per share, for a total of eighteen million U.S. dollars ($18,000,000).  The Closing Date shall be at such time as agreed to between Investor and Issuer (“Closing Date”).  At the Closing, Investor shall deliver the Purchase Price to the Issuer, and Issuer shall deliver the Shares to Investor.

c.

Certain Definitions.

In addition to the other terms defined herein, as used in this Agreement, the following capitalized terms shall have the meanings set forth below.

(i)

Business Day shall mean any day other than Saturday or Sunday or any other day when Citibank NA, New York, New York, is not open for business.

(ii)

Material Adverse Effect means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company and the

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Subsidiaries, when taken as a consolidated whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

(iii)

Person shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity, government agency or organization.

(iv)

SEC shall mean the United States Securities and Exchange Commission.

(v)

Securities Act shall mean the United States Securities Act of 1933, as amended.

(vi)

Subsidiary shall mean any “significant subsidiary” or “subsidiary” (as such terms are defined in the SEC’s Rule 1-02 of Regulation S-X as promulgated under the Securities Act).

d.

Other Covenants.  Financial Milestoned; Escrowed Stock.

Following the Closing, pursuant to the terms of an escrow agreement to be entered into at such time, the shareholders of CAXG annexed hereto (“Escrowing Stockholders”) and party to this Agreement agree to deliver to an escrow account to be maintained by an escrow agent to be chosen by Investor (the “Escrow Agent”), an aggregate of 3 million shares of CAXG Common Stock owned by the Escrowing Stockholders, with stock powers duly endorsed in blank (the “Escrowed Shares”).

All or a portion of the Escrowed Shares will be delivered to the Investor in the event that Issuer does not satisfy certain financial milestones to be agreed to by Issuer and Investor.

3.

Representations and Warranties of Investor.  Investor represents and warrants to Issuer that:

a.

Corporation.  The Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

b.

Authorization; Enforcement.  The Investor has all requisite corporate power and authority to enter into and perform and/or deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by the Investor’s authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the Escrow Agreement executed in connection herewith and bind the Investor accordingly.

c.

Investment Purpose.  As of the date hereof and the Closing Date the Investor is purchasing the Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

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d.

Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

e.

Reliance on Exemptions.  The Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Issuer is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

f.

Information.  The Investor and its advisors, if any, have had the opportunity to ask questions of management of the CAXG and have been furnished with all information relating to the business, finances and operations of CAXG and information relating to the offer and sale of the Shares which have been requested by the Investor or its advisors.  Neither such inquiries nor any other due diligence investigation conducted by the Investor or any of its advisors or representatives shall modify, amend or affect the Investor’s right to rely on the representations and warranties of the Issuer contained in this Agreement.  The Investor understands that its investment in the Shares involves a significant degree of risk.  The Investor further represents to the Issuer that the Investor’s decision to enter into this Agreement has been based solely on the independent evaluation of the Investor and its representatives.

g.

Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

h.

Transfer or Re-sale.  The Investor understands that the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be transferred unless (i) the Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) the Investor shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Issuer, (iii) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”) of the Investor who agrees to sell or otherwise transfer the Shares only in accordance with this Section and who is an Accredited Investor, (iv) the Shares are sold pursuant to Rule 144, or (v) the Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”).

i.

Legends.  The Investor understands that the Shares shall bear a restrictive legend.  “Neither the offer nor sale of the securities represented by this certificate has been registered under the Securities Act of 1933, as amended, (the “Act”).  The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under the Act or unless sold pursuant to Rule 144 or Regulation S under the Act.”

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4.

Representations and Warranties of each of the Escrowing Stockholders.  Each the Escrowing Stockholders on a joint and several basis makes the following representations and warranties to the Investor:

a.

Ownership.  Each Escrowing Stockholder is the record and beneficial owner of, and has on the Closing Date valid and marketable title to the number of shares of the Issuer's Common Stock set forth beside his name on Schedule "A" annexed hereto, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of such shares under the terms of Section 2(d) of this Agreement to Issuer the Investor will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends proxies, equities or other encumbrances.

b.

Power and Authority.  Each Escrowing Stockholder has the power and authority to enter into this Agreement and the Escrow Agreement and to sell, transfer and deliver the Escrow Shares to Investor.

c.

Valid and Binding Agreement.  This Agreement and the Escrow Agreement (upon the execution and delivery thereof) each constitute a valid and binding agreement of each Escrowing Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity.  The execution and delivery of this Agreement and the Escrow Agreement and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Escrowing Stockholder's is a party or by which any of the Escrowing Stockholder's is bound, or any law, regulation, order or decree applicable to any of the Escrowing Stockholder's; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Escrow Agreement or for the consummation of the transactions contemplated hereby and thereby.

d.

Choice of Laws.  The choices of the law of the State of New York as the governing law of this Agreement and Escrow Agreement are valid choices of law under the laws of any jurisdiction relating to the Escrowing Stockholders and will be honored by courts in any such jurisdiction pertaining to the Escrowing Stockholders.  Each of the Escrowing Stockholders has the power to submit, and pursuant to Section 12 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”), and each of the Escrowing Stockholders has the power to designate, appoint and authorize, and pursuant to Section 12 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Escrow Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Escrowing Stockholders as provided in Section 12 of this Agreement.

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e.

No Right of Immunity.  None of the Escrowing Stockholders nor any of their respective properties or assets has any right of immunity under any jurisdiction, including, New York or U.S. federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of jurisdiction, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Escrow Agreement; and, to the extent that any Escrowing Stockholder or any of their respective properties or assets may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, such Escrowing Stockholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12(a) of this Agreement.

f.

Representation.  Each of the Escrowing Stockholders has had full and ample opportunity to consult with its legal and other advisors in connection with the execution and delivery of this Agreement and the Escrow Agreement.

5.

Representations and Warranties of the Issuer.  The Issuer on behalf of itself and each of the Subsidiaries makes the following representations and warranties on the date hereof and on the Closing Date:

a.

Organization and Qualification.  The Issuer and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  The Issuer and each of the Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

b.

Authorization; Enforcement.  The Issuer has all requisite corporate power and authority to enter into and perform and/or deliver this Agreement and to consummate the transactions contemplated hereby and to issue the Shares, in accordance with the terms hereof and thereof.  Upon issuance, the Shares will be duly and validly issued, fully paid and non-assessable with no personal liability attached thereto.  The Shares, other than as provided in Sections 7 and 8 of this Agreement, are not and will not be subject to the preemptive rights of any holders of any security arising by operation of law or under the certificate of corporation or By-laws of Issuer, or similar right that entitle or will entitle any person to acquire any security from Issuer.  The issuance of the Shares will not trigger any anti-dilution or other similar rights of any security holder of Issuer.  The execution and delivery of this Agreement by the Issuer and the consummation by it of the transactions contemplated hereby (including without limitation, the issuance of Shares) has been duly authorized by the Issuer’s Board of Directors and no further consent or authorization of Issuer, its Subsidiaries, Board of Directors, or its shareholders is required.  This Agreement has been duly executed and delivered by the Issuer’s authorized

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representative, and such authorized representative is the true and official representative with authority to sign this Agreement and bind the Issuer accordingly.  This Agreement constitutes, and will constitute, a legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms.

c.

Solvency.  The Issuer (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured).  The Issuer (after giving effect to the transactions contemplated by this Agreement) has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

d.

No Investment Company.  The Issuer is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an “investment company” as defined under the Investment Company Act of 1940 (an “Investment Company”).  The Issuer is not controlled by an Investment Company.

e.

No Conflicts.  The execution, delivery and performance of this Agreement by the Issuer and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of the certificate of incorporation, or articles of associate as amended (the “Articles”) of the Issuer or the by-laws, as amended, (the “By-laws”) of the Issuer, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Issuer is a Party or is otherwise bound or is a beneficiary, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal, state and foreign securities laws and regulations and regulations of any self-regulatory organizations to which any of the Corporations or their its securities are subject) applicable to the Issuer or by which any property or asset of the Issuer is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).  The Issuer is not in violation of its Articles, By-laws or other organizational documents and the Issuer is not in default (and no event has occurred which with notice or lapse of time or both could put the Issuer in default) under, and the Issuer has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Issuer is a Party or by which any property or assets of any of the Issuer is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The businesses of the Issuer is not being conducted in violation of any law, ordinance or regulation of any governmental entity material to the business of such Corporations.

f.

Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of any officer of any of CAXG or any subsidiary, threatened against or affecting any of the Issuer or any Subsidiary, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.  No executive

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officer of the Issuer or any Subsidiary has knowledge of any facts or circumstances which might give rise to any of the foregoing.

g.

Patents, Copyrights, Trademarks.

(i)

The Issuer and each Subsidiary owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated; there is no claim or action by any Person pertaining to, or proceeding pending, or to the knowledge of any executive officer of the Issuer or any Subsidiary threatened, which challenges the right of Issuer or any Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, to the knowledge of any executive officer of the Issuer, as presently contemplated to be operated in the future); to the knowledge of any executive officer of the Issuer or Subsidiary, neither the Issuer’s nor any Subsidiary’s current and intended products, services and processes infringe on any Intellectual Property or other rights held by any Person; and no officer of either the Issuer or any Subsidiary has knowledge of any facts or circumstances which might give rise to any of the foregoing.

(ii)

“Copyrights” shall mean (i) copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, China or any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country, including China; (iii) any continuations, renewals or extensions thereof; (iv) any registrations to be issued in any pending applications; (v) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (vi) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (vii) rights to sue for past, present and future infringements of any copyright; (viii) any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws, or any law of any State or country, including China, and (ix) any other rights corresponding to any of the foregoing rights throughout the world.

(iii)

“Copyright License” shall mean any agreement, written or oral, granting any right in or to any Copyright or Copyright registration, including, without limitation, licenses for the exclusive right to use a copyright owned by a third Party.

(iv)

“Patents” shall mean (i) letters patent of the United States, China or any other country, all registrations and recordings thereof and all applications for letters patent of the United States, China or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, including China; (ii) reissues, divisions, continuations, renewals, continuations in part or extensions thereof; (iii) petty patents, patents of addition; (iv) patents to issue in any such applications; (v) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (vi) rights to sue for past, present and future infringements of any patent.

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(v)

“Patent License” shall mean any agreement, whether written or oral, granting any right with respect to any Patent.

(vi)

“Trademarks” shall mean (i) trademarks, trade-names, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, including China (collectively, the “Marks”); (ii) any reissues, extensions or renewals thereof, (iii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement and (v) rights to sue for past, present and future infringements of the Marks.

(vii)

“Trademark License” shall mean any agreement, written or oral, granting any right in and to any Trademark or Trademark registration.

h.

Tax Status.  Issuer and each Subsidiary has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Issuer has set aside on its Financial Statements provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its Financial Statements provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the executive officers of the Issuer or its Subsidiaries know of any basis for any such claim.  None of the Issuer or any Subsidiary has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  None of the Issuer’s or any Subsidiary’s tax returns is presently being audited by any taxing authority.

i.

Permits; Compliance.  The Issuer and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Permits”), and there is no action pending or, to the knowledge of any officer of either the Issuer or any Subsidiary, threatened regarding suspension or cancellation of any of the Permits.  None of Issuer or any Subsidiary is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

j.

Environmental Matters.  There are no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any environmental laws of

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China or other country in which any of the Issuer or any Subsidiary conduct business, and none of the Issuer or Subsidiary has received any notice with respect to any of the foregoing, nor is any action pending or, to the knowledge of any officer of the Issuer or Subsidiary, threatened in connection with any of the foregoing.  The term “Environmental Laws” means all laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved hereunder. Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by any of the Issuer or any Subsidiary, and no Hazardous Materials were released on or about any real property previously owned, leased or used by any of the Issuer or any Subsidiary during the period the property was owned, leased or used by such companies, except in the normal course of their businesses.  There are no underground storage tanks on or under any real property owned, leased or used by any of the Issuer or Subsidiary that are not in compliance with applicable law.

k.

Title to Property.  The Issuer and each Subsidiary has good and marketable title to all real property or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business as presently conducted and good and marketable title to all personal property owned by them which is material to the business, in each case free and clear of all Liens and defects except such as would not have a Material Adverse Effect.  Any real property and facilities held under lease are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

l.

Insurance.  The Issuer and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks, including casualty and liability insurance, and in such amounts as management of CAXG believes to be prudent and customary in the businesses in which CAXG and each Subsidiary is engaged.  No officer of CAXG or any Subsidiary has any reason to believe that its corporation will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue such businesses at a cost that would not have a Material Adverse Effect.

m.

Foreign Corrupt Practices; Foreign Assets Control Regulations.  Neither the sale of the Shares hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating therefrom.  None of the Issuer or any Subsidiary nor any director or senior officer of any of the Issuer or any Subsidiary is a Person named on the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list, nor is a Person prohibited under the OFAC programs.

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n.

Exchange Act Filings.  CAXG has fully and timely filed all annual, quarterly and periodic reports required to be filed by it under the Exchange Act of 1934, as amended (the “Exchange Act”), and is a fully-reporting company under Section 12(g) of the Exchange Act.  The Company Common Stock is listed and trades on the NASD over-the-counter Bulletin Board (the “OTCBB”) and no stop order or notice of suspension of trading of its Common Stock on the OTCBB has been received from or threatened by any Person.

o.

Disclosure.  All information relating to or concerning CAXG set forth in this Agreement and otherwise provided to the Investors in connection with the transactions contemplated hereby, including all filings by Issuer under the Exchange Act, is true and correct in all material respects and has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or exists with respect to CAXG or its business or that of the Subsidiaries, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement but which has not been so publicly announced or disclosed.

p.

No Material Adverse Change.  Since the respective dates as of which information is given in the Issuer's filings under the Exchange Act: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Issuer; (ii) there have been no material transactions entered into by the Issuer, other than as disclosed in filings under the Exchange Act; (iii) no member of the Issuer’s board of directors or management has resigned from any position with the Issuer and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Issuer’s board of directors or management to act in their capacities with the Issuer.

q.

Financial Statements.  The financial statements, including the notes thereto and supporting schedules included in the Issuer's filings under the Exchange Act (“Financial Statements”), fairly present the financial position and the results of operations of the Issuer at the dates and for the periods to which they apply; and such Financial Statements have been prepared in conformity with generally accepted accounting principles of the United States, consistently applied throughout the periods involved; and the supporting schedules included present fairly the information required to be stated therein.  The Financial Statements disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Issuer with unconsolidated entities or other persons that may have a material current or future effect on the Issuer’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

r.

Representation.  Issuer has had full and ample opportunity to consult with its legal and other advisors in connection with the execution and delivery of this Agreement.

6.

Conditions to the Obligation of the Investor.  The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by the Investor on or prior to the Closing Date of each of the following conditions:

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a.

Representations and Warranties.  Each of the representations and warranties of the Issuer and Escrowing Stockholders contained in this Agreement shall be true and correct in all respects (in the case of any representations or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) when made and as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, and the Investor shall have received a certificate to that effect dated as of the Closing Date and executed on behalf of the Issuer by its President, Vice President or other authorized signatory.

b.

Performance of Obligations of the Issuer; Closing Certificate.  Each of the covenants and agreements of the Issuer and each Escrowing Stockholder to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and the Investor shall have received at the Closing one or more certificates to that effect dated as of the Closing Date and executed on behalf of the Issuer by its President, Vice President or other authorized signatory.

c.

Corporate Proceedings.  All corporate and other proceedings of the Issuer in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Investor, and the Investor shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

d.

Legal Opinion.  Investor shall have received from counsel to Issuer an opinion, customary for transactions of the type contemplated by this Agreement, which opinion shall be in form and substance satisfactory to Investor.

e.

Secretary’s Certificates.

(i)

The  Issuer shall have delivered to the Investor a certificate of the Secretary of the Issuer (A) certifying and setting forth the names, signatures and positions of the officers of the Issuer authorized to execute this Agreement, (B) certifying and attaching a current good standing certificate issued by the Secretary of State of the State of Florida, and (C) attaching a copy of the resolutions adopted by the shareholders of the Issuer authorizing and approving the execution, delivery and performance of this Agreement.

f.

No Material Adverse Effect.  There shall have been no Material Adverse Effect to the Issuer or any Subsidiary at Closing as compared with the date hereof.

7.

Preemptive Rights.

a.

if the Issuer proposes to issue any shares, interests, participations or other equivalents (however designated) of capital stock of the Issuer and any rights to acquire the foregoing, including, without limitation, any rights to acquire securities exercisable for, convertible into or exchangeable for the foregoing (“Equity Equivalent”), in each case after the date hereof, then the Issuer will offer to sell to the Investor a number of such securities (“Offered Securities”) so that the percentage of outstanding common stock owned by Investor immediately following for Investor such issuance of Offered Securities would be equal to the percentage of outstanding common stock owned by Investor immediately prior to such issuance

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of Offered Securities. The Issuer shall give Investor at least thirty (30) days’ prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms (including price per Offered Security) and conditions of such issuance (the “Issuance Notice”). Investor shall be entitled to purchase the Offered Securities as determined above at the same price, on the same terms (including, if more than one type of Offered Security is issued, the same proportionate mix of such securities), and at the same time as the Offered Securities are issued, by delivery of irrevocable written notice to the Issuer of such election within thirty (30) days after delivery of the Issuance Notice (the “Election Notice”).

8.

Right of First Refusal.

a.

Offer to Sell.  If the Issuer or any officer and/or director of Issuer (other than one who is designated by Investor) (“Company Management”) receives and is willing to accept a bona fide written offer (the “Offer”) from an unrelated third party to sell any Equity Equivalent (the “Offered Interest”) for cash, the Issuer or Company Management, as the case may be (hereinafter, any such party being a “Seller”), shall give the Investor at least thirty (30) days’ prior written notice of its intention to sell the Offered Interest (the “Notice”).  The Notice shall contain an offer to sell all of all the Offered Interest to the Investor upon the same terms and conditions as the Offer.  The Notice shall also set forth the name and address of the proposed transferee, the amount of the Offered Interest, the consideration and the terms of payment proposed in the Offer, and shall be accompanied by a copy of the Offer.

b.

Acceptance.  The Investor shall have twenty (20) days after the date of the Notice within which to accept the offer to purchase any or all of the Offered Interest by notice to the Seller.

c.

Closing.  The closing of a sale of the Offered Interest pursuant this Section shall take place at the principal office of the Issuer at 10:00 a.m. local time on the (10th) day after the rights to purchase all of the Offered Interest are exercised, or at such other place, date and time as the parties may agree.  At the closing, Investor shall pay to the Seller the purchase price, in cash, for the portion of the Offered Interest being purchased by Investor.  The Seller shall execute and deliver to the Investor such documents as the Investor may reasonably request to effect the transfer.

d.

Limited Sale.  In the event the Investor does not elect to purchase all of the Offered Interest within such forty-five (45) day period, the Seller shall be free to sell all (but not less than all) of the Offered Interest, but only upon terms none of which is more favorable to the purchaser than originally set forth, and only to the purchaser set forth, in the Notice, provided such sale is consummated within seventy-five (75) days after the date of the Notice.  Prior to the closing, the Issuer shall furnish to the Investor such evidence as the Investor may request to show the conditions of the prior sentence are met.  If the sale is not consummated within such seventy-five (75) day period, any of the terms is more favorable to the purchaser or the purchaser changes, the Offered Interest shall again become subject to the restrictions and procedures set forth herein.

e.

The Issuer shall apply all efforts to ensure that Company Management acts in accordance with and complies the terms of this Section 8.

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9.

Board Representation.

a.

Appointing Investor Nominees to Issuer's Board of Directors.  Effective on the Closing Date, the Investor shall have the right to designate one member to the Issuer's Board of Directors, and the Issuer hereby agrees to appoint such person to its Board of Directors promptly upon request, and take any and all action as may be necessary for such designees (or their successors, who may be appointed by Investor) to remain on Issuer's Board of Directors for as long as requested by Investor. The Issuer agrees to change the Board of Directors composition to comprise of two dependent directors including the person designated by the Investor. Issuer also agrees to propose all of Investor's nominees in the slate of directors to be presented to Issuer's stockholders at any annual meeting of stockholders.  The Issuer shall provide to such directors the same information concerning the Issuer and its Subsidiaries, and access thereto, provided to other members of the Issuer's Board of Directors.  The reasonable travel expenses incurred by any such director in attending any such meetings shall be reimbursed by the Issuer to the extent consistent with the Issuer's then existing policy of reimbursing directors generally for such expenses.  Within two months following the Closing Date, in the event Issuer does not have directors' and officers' insurance, the Issuer shall purchase directors' and officers' insurance upon terms and pricing customary for a company of its size and operating in its industry; provided, however, the Issuer shall not be obligated to purchase such insurance in the event that such terms and pricing are not commercially available.

b.

Information.  In the event that Investor shall not have a designee serving on the Board of Directors of the Issuer for any reason, the Issuer shall give notice of (in the same manner as notice is given to directors), and permit one Person designated by Investor to attend as observer, all meetings of the Issuer's Board of Directors and all executive and other committee meetings of the Board of Directors and shall provide to Investor the same information concerning the Issuer, and access thereto, provided to members of the Issuer's Board of Directors.  The reasonable travel expenses incurred by any such designee of Investor in attending any board or committee meetings shall be reimbursed by Issuer to the extent consistent with the Issuer's then existing policy of reimbursing directors generally for such expenses.

10.

Information.

a.

Financial Information.  For so long as AOBO still owns more than 20% of the outstanding Common Stock of CAXG, CAXG shall send the following reports and/or notices to AOBO:

(i)

(A) within thirty (30) days after the end of each of the fiscal years, a consolidated audited balance sheet for such fiscal year and the immediately preceding fiscal year, a consolidated income statement for such fiscal year and the immediately preceding two fiscal years, a consolidated cash flow statement for such fiscal year and the immediately preceding two fiscals year and a consolidated shareholders’ equity statement for such fiscal year and the immediately preceding two fiscals year, (B) within ten (10) days after the end of each of the fiscal quarters (other than a fiscal quarter which is also the end of the Issuer’s fiscal year) a consolidated unaudited balance sheet for such fiscal quarter, a consolidated income statement for such fiscal quarter and a consolidated cash flow statement for such fiscal quarter, in each case all in accordance with GAAP, or generally accepted accounting principles, and each certified by the

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Chief Executive Officer and Chief Financial Officer as fairly presenting, in all material respects, the financial condition of the companies being reported on and their results of operations, subject to, in the case of unaudited financial statements, changes resulting from normal audit adjustments; and,

(ii)

promptly upon their becoming available, one copy of (A) each report, notice or proxy statement sent by the Issuer or its Subsidiaries to securities holders generally, and (B) each registration statement, and each prospectus and all amendments thereto filed by the Issuer or its Subsidiaries with the SEC, provided, however, if any such document is available on the SEC’s EDGAR Filing System then the Issuer need not deliver a hard copy of such document to Investor.

b.

Notice of Default or Event of Default.  Promptly, and in any event within three (3) Business Days after CAXG becomes aware of the existence of any default or event of default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given notice or taken any action with respect to a claimed default of any type, CAXG shall deliver to AOBO a written notice specifying the nature and period of existence thereof and what action CAXG is taking or proposes to take with respect thereto.

c.

Notices from Governmental Authorities.  Promptly, and in any event within three (3) Business Days of receipt thereof, CAXG shall deliver to AOBO any notice from any governmental authority alleging a violation of any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect.

11.

Amendment and Waiver.

a.

Requirements.  This Agreement and any other Document may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of Issuer and Investor.

12.

Governing Law; Jury Trial.

a.

Governing Law.  The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.  Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations there under and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction.  Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.  The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside

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the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified herein, provided that a reasonable time, not less than thirty (30) days, is allowed for response.  Service of process may also be made in such other manner as may be permissible under the applicable court rules.

In addition to and without limiting the above, each of the Escrowing Stockholders appoints CT Corporation System, currently of 111 Eighth Avenue, New York, NY, 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Escrowing Stockholder by the person serving the same to the address provided in Section 13 hereof, shall be deemed in every respect effective service of process upon the Escrowing Stockholder in any such suit or proceeding.  Each of the Escrowing Stockholders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

b.

Waiver of Jury Trial.  Each party hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all encompassing of any disputes that may be filed in any court and that relate to the subject mater of this Agreement, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement for each party to enter into a business relationship, that each party has relied on this waiver in entering into this Agreement and that each party will continue to rely on this waiver in their related future dealings.  Each party further warrants and represents that it has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its rights to a jury trial following such consultation.  This waiver is irrevocable, meaning that, notwithstanding anything herein to the contrary, it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals and supplements or modifications to this agreement.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

13.

Miscellaneous.

a.

Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

b.

Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

c.

Entire Agreement; Amendments.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Party to be charged with enforcement.

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d.

Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Issuer or the Escrowing Stockholders:

China Aoxing Pharmaceutical Company Inc.

444 Washington Blvd Suite 2424

Jersey City, NJ 07310

ATTN: Hui Shao

with copies to:

Robert Brantl, Esq

Phone: 914-693-3026

Facsimile: 914-693-1807

If to Investor:

American Oriental Bioengineering Inc.

330 Madison Ave Suite 617

New York, New York 10017

Attn:

Hong Zhu

Telephone: (212) 786-7507

Facsimile: (212) 786-7569

with copies to:

Loeb & Loeb LLP

345 Park Ave 18th Floor

New York, New York 10154

Attn: Mitchell Nussbaum, Esq.

Telephone: (212) 407-4000

Each Party shall provide notice to all of the other parties of any change in address.

e.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

f.

Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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g.

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

h.

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

i.

Remedies.  CAXG and each of the Escrowing Stockholders acknowledges that a breach by any of them of their respective obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, each of the foregoing parties acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by any of such parties of the provisions of this Agreement, that the harmed party shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(Continued on Next Page)

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j.

Counterparts; Signatures by Facsimile.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement and such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

THE ISSUER:
China Aoxing Pharmaceutical Company Inc.
By:	/s/ Zhenjiang Yue
	Name:	Zhenjiang Yue
	Title:	Chairman and CEO

THE INVESTOR:
American Oriental Bioengineering Inc.
By:	/s/ Tony Liu
	Name:	Tony Liu
	Title:	Chairman and CEO

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